Exhibit 99.2

UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS OF EVOLV INC.
AS OF SEPTEMBER 30, 2014 AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2014 AND 2013
AND THE NOTES RELATED THERETO

EVOLV INC.
BALANCE SHEETS

	September 30, 2014	December 31, 2013
	(uaudited)	(audited)
Assets
Current assets:
Cash and cash equivalents	$326,877	$6,821,043
Restricted cash	100,710	100,421
Trade accounts receivable, less allowance for doubtful accounts of $71,420 and $100,400 as of September 30, 2014 and December 31, 2013, respectively	1,070,631	1,287,337
Unbilled revenue	—	116,547
Prepaid expenses and other current assets	288,353	240,598
Total current assets	1,786,571	8,565,946

Property and equipment, net	85,483	257,156
Intangible assets, net	53,470	212,135
Total Assets	$1,925,524	$9,035,237

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$509,044	$294,423
Accrued expenses and other liabilities	87,118	151,228
Accrued compensation and benefits	784,282	892,748
Current portion of long-term debt	1,366,667	943,736
Deferred revenue	1,510,883	1,695,937
Total current liabilities	4,257,994	3,978,072

Long-term debt, net of current portion	1,166,667	200,000
Deferred revenue, net of current portion	977,594	511,679
Preferred stock warrants	205,741	117,502
Total liabilities	6,607,996	4,807,253

Commitments and contingencies (Note 5)

Series A convertible preferred stock, $0.001 par value - 3,585,000 shares authorized, 3,525,000 shares issued and outstanding as of September 30, 2014 and December 31, 2013	3,444,575	3,444,575
Series B convertible preferred stock, $0.001 par value - 6,783,868 shares authorized, 6,710,638 shares issued and outstanding as of September 30, 2014 and December 31, 2013	8,174,579	8,174,579
Series C convertible preferred stock, $0.001 par value - 5,634,451 shares authorized, 5,597,014 shares issued and outstanding as of September 30, 2014 and December 31, 2013	15,634,997	15,634,997
Series D convertible preferred stock, $0.001 par value - 5,000,000 shares authorized, 4,960,317 shares issued and outstanding as of September 30, 2014 and December 31, 2013	14,844,416	14,844,416
Common stock $0.001 par value: 30,000,000 shares authorized as of September 30, 2014 and December 31, 2013; 3,792,403 and 3,761,840 shares issued and outstanding at September 30, 2014 and December 31, 2013, respectively	3,777	3,763
Additional paid-in capital	1,492,130	955,270
Accumulated deficit	(48,276,946)	(38,829,616)
Total stockholders’ equity	(4,682,472)	4,227,984
Total Liabilities and Stockholders’ Equity	$1,925,524	$9,035,237
The accompanying notes are an integral part of these financial statements.

EVOLV INC.
STATEMENTS OF OPERATIONS
(unaudited)

	Nine Months Ended
	September 30,
	2014	2013
Revenue	$4,326,322	$3,635,240
Cost of revenue	3,042,570	4,023,065
Gross profit (loss)	1,283,752	(387,825)
Operating expenses:
Research and development	3,248,577	2,933,345
Sales and marketing	4,996,958	3,084,638
General and administrative	2,366,984	1,730,347
Total operating expenses	10,612,519	7,748,330
Operating loss	(9,328,767)	(8,136,155)

Other income (expense)
Interest expense	(128,869)	(150,513)
Other income, net	10,302	15,602
Total other income (expense)	(118,567)	(134,911)
Net loss	$(9,447,334)	$(8,271,066)

The accompanying notes are an integral part of these financial statements.

EVOLV INC.
STATEMENTS OF CASH FLOWS
(unaudited)

	Nine Months Ended
	September 30,
	2014	2013
Cash flows from operating activities:
Net loss	$(9,447,334)	$(8,271,066)
Depreciation and amortization	295,104	330,476
Amortization of debt discount	50,304	47,864
Change in fair value of warrant liability	(5,992)	(7,249)
Loss on disposal of fixed assets	86,402	—
Stock-based compensation expense	523,117	396,783
Changes in operating assets and liabilities:
Accounts receivable, net	216,706	(1,572,612)
Unbilled revenue	116,547	—
Prepaid expenses and other current assets	4,616	(50,756)
Accounts payable	214,628	328,928
Accrued expenses and other liabilities	(64,111)	(78,158)
Accrued compensation and benefits	(108,466)	(318,465)
Deferred revenue	280,861	1,128,128
Net cash used in operating activities	(7,837,618)	(8,066,127)

Cash flows from investing activities:
Purchases of property and equipment	(51,169)	(185,947)
Net cash used in investing activities	(51,169)	(185,947)

Cash flows from financing activities:
Net borrowings on line of credit	1,991,555	—
Payments of principal on long-term debt	(610,402)	(1,068,341)
Proceeds from exercise of stock options	13,757	7,414
Proceeds from issuance of preferred stock series D, net of issuance costs	—	14,844,416
Net cash provided by financing activities	1,394,910	13,783,489

Net (decrease) increase in cash and cash equivalents	(6,493,877)	5,531,415
Cash and cash equivalents at beginning of period	6,921,464	4,242,500
Cash and cash equivalents at end of period	$427,587	$9,773,915

Supplemental cash flow disclosure:
Cash paid during the period for:
Interest	$78,221	$102,649

The accompanying notes are an integral part of these financial statements.

EVOLV INC.
NOTES TO FINANCIAL STATEMENTS
(unaudited)
Note 1 - Summary of significant accounting policies
Organization and description of business
Evolv Inc. (the “Company”) is a Delaware corporation, headquartered in San Francisco, California, with the majority of its business activities in the United States. The Company is a leading provider of software-as-a-service, or SaaS, that helps solve workforce performance issues by utilizing a configurable cloud services platform. Evolv’s patent-pending technology platform unifies and supplements existing data from current systems, then utilizes that dataset to identify fact-based workforce insights that drive measurable ROI. By using objective, data-driven methodology, Evolv helps companies uncover the core reasons behind workforce performance, enabling executives to make better operational business decisions.

Basis of presentation
The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and assumed continuation of the Company as a going concern. The company incurred net losses of $9,447,334 and $8,271,066 and used cash in operations of $7,837,618 and $8,066,127 for the nine months ended September 30, 2014 and 2013, respectively. As of September 30, 2014, the accumulated deficit was $48,276,946. These factors, among others, raised substantial doubt about the Company’s ability to continue as a going concern. These financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of recorded liabilities that might be necessary should the Company be unable to continue as a going concern. The Company’s continuation as a going concern is dependent upon its ability to generate sufficient cash flows to meets its obligations on a timely basis, to obtain additional financing and ultimately attain profitability. The Company is seeking to generate additional revenue and obtain additional financings to meets its cash flows spending requirements. Such funding, may not be available at terms acceptable to the Company, if at all, and if not obtained, may adversely affect the ability of the Company to fund operations.
Use of estimates
The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant items subject to such estimates and assumptions include, but are not limited to, the accounting for revenue recognition, tax valuation allowance, allowance for doubtful accounts, stock-based compensation, deferred revenue, valuation of intangible assets and useful lives of property and equipment. These estimates and assumptions are based on management’s best judgment. Management evaluates its estimates and assumptions using historical experience and other factors, including the current economic environment, which management believes to be reasonable under the circumstances. As future events and their effects cannot be determined with precision, actual results could differ significantly from these estimates.
Subsequent events
Management has evaluated events from the balance sheet date through to November 3, 2014, the date the Company was acquired by Cornerstone OnDemand, Inc. (Note 8).

Cash and cash equivalents
The Company maintains all cash and cash equivalents in on-demand bank accounts and money market accounts. All of the Company’s cash equivalents are carried at fair value. Interest and dividends are included in interest income when earned. The carrying amounts and estimated fair value of cash and cash equivalents are the same as there are no unrealized gains or losses in the cash and money market funds held.
The Company held funds in certificates of deposits totaling $100,710 as of September 30, 2014 and $100,421 as of December 31, 2013, in connection with credit card and banking arrangements. These amounts are presented as restricted cash in the accompanying balance sheets.

Concentrations of risk
Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable. Cash equivalents consist of money market funds, which are invested through financial institutions in the United States. Such deposits may, at times, exceed federally insured limits. The Company has not experienced any losses in such accounts.

The Company performs periodic credit evaluations of customers to assess the probability of accounts receivable collection based on a number of factors, including past transaction experience with the customer and review of the invoicing terms of the contract. The Company generally does not require collateral. The Company maintains reserves for potential credit losses on customer accounts when deemed necessary.
Revenue and accounts receivable for customers that accounted for 10% or more of revenue or accounts receivable for the nine months ended September 30, 2014 is summarized below:

	September 30, 2014
	Revenue	Accounts receivable

Customer A	22%
Customer B	18%	—
Customer C	13%	12%
Customer D	—	34%
Trade accounts receivable
Trade accounts receivable are recorded at the invoiced amount and do not bear interest. The Company maintains an allowance for doubtful accounts for estimated losses inherent in its accounts receivable portfolio.
In establishing the required allowance, management considers historical losses adjusted to take into account current market conditions and our customers’ financial condition, the amount of receivables in dispute, and the current receivables aging and current payment patterns. The Company reviews its allowance for doubtful accounts monthly, reviewing all invoices individually for collectability.
Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. Write‑offs for the nine months ended September 30, 2014 were $28,296 and there were none for the nine months ended September 30, 2013.
Fair value of financial instruments
The carrying amounts of cash and cash equivalents, accounts receivables, accounts payable, accrued expenses and debt approximate fair value due to their relatively short-term maturities.
Fair value
The Company accounts for certain financial assets at fair value. The Company determines fair value based upon the exit price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants, as determined by either the principal market or the most advantageous market. Inputs used in the valuation techniques to derive fair values are classified based on a three-level hierarchy.
These levels are:
Level 1 - Quoted prices (unadjusted) in active markets that are accessible at the measurement date for assets or liabilities. The fair value hierarchy gives the highest priority to Level 1 inputs.
Level 2 - Observable prices that are based on inputs not quoted on active markets, but corroborated by market data.
Level 3 - Unobservable inputs are used when little or no market data is available. The fair value hierarchy gives the lowest priority to Level 3 inputs.

Observable inputs are based on market data obtained from independent sources.
The following tables provide the assets carried at fair value as of September 30, 2014 and December 31, 2013, respectively:

		Fair value measurements using
	Total fair value	Quoted prices in active markets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)
September 30, 2014
Money market funds	13	13	—	—
Certificates of deposit	100,710	100,710	—	—
	$100,723	$100,723	$—	$—
December 31, 2013
Money market funds	6,388,889	6,388,889	—	—
Certificates of deposit	100,421	100,421	—	—
	$6,489,310	$6,489,310	$—	$—
Gross unrealized gains or losses for cash equivalent as of September 30, 2014 and 2013 were not material. Money market funds are included in cash and cash equivalents.
Property and equipment
Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation on property and equipment is calculated on the straight‑line method over the estimated useful lives of the respective assets, generally three to five years. Leasehold improvements are amortized over the shorter of the estimated useful lives of the leased assets or the lease term. Maintenance and repairs are charged to expense as incurred, and improvements are capitalized. When assets are retired or otherwise disposed of, the cost and accumulated depreciation or amortization are removed from the accounts, and any resulting gain or loss is reflected in the accompanying statements of operations.
The Company accounts for software development for internal use in accordance with ASC 350-40, Internal-Use Software. ASC 350-40 requires that entities capitalize certain costs related to internal-use software once certain criteria have been met. The Company did not capitalize any development costs during the nine months ended September 30, 2014 and 2013. Amortization expense associated with previously capitalized software development costs was $158,665 and $286,988 for the years ended September 30, 2014 and 2013, respectively.
Impairment or disposal of long‑lived assets
Long‑lived assets, including property and equipment and capitalized internal-use software, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset or asset group. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized as the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of are reported at the lower of the carrying amount or fair value, less costs to sell, and would no longer be depreciated.
There were no impairment losses on long‑lived assets for the nine months ended September 30, 2014 and 2013.
Stock-based compensation
The Company measures all stock-based awards, including stock options, based on their estimated fair value on the grant date for awards to employees and on the date services are provided for awards to non-employees. The measurement of stock-based compensation for non-employees is subject to periodic adjustments as the options vest, and the expense is recognized over the period services are rendered.
The Company uses the Black-Scholes pricing model to determine the fair values of the stock options and amortizes the fair values of stock-based awards on a straight-line basis, over the requisite service period (generally the vesting period), for the portion of the stock-based award that is ultimately expected to vest.

The Company estimates forfeitures based on historical experience, at the time of grant and revises these estimates, if necessary, in subsequent periods if actual forfeitures differ from those estimates.
Convertible preferred stock warrant liability
The Company accounts for warrants to purchase convertible preferred stock as liabilities that are recorded at fair value on their initial issuance date and adjusted to fair value at each balance sheet date, with the change in fair value being recorded as a component of other income and expense.
Revenue recognition
The Company’s revenue is principally derived from subscription and implementation fees. The Company recognizes revenue when: (1) persuasive evidence exists of an arrangement with the customer reflecting the terms and conditions under which products or services will be provided; (2) delivery has occurred or services have been provided; (3) the fee is fixed or determinable; and (4) collection is reasonably assured.
For all revenue transactions, the Company considers a signed agreement or other similar documentation to be persuasive evidence of an arrangement. The Company presents revenue net of sales taxes and any similar assessments.
The Company generates subscriptions services revenue through the sale of access to its web-based software. These services include product maintenance and updates, and related support services. Setup services are also provided to customers in connection with subscription agreements.
For arrangements with multiple deliverables, we evaluate whether the individual service deliverables qualify as separate units of accounting. Generally, these service deliverables are bundled and do not have value to the customer on a standalone basis. In determining whether separate units of accounting exist, we considered (1) all up-front services are necessary and inseparable part of obtaining the subscription service (2) the up-front services have little or no value to the customers in the absence of the subscription service and (3) to date, no customers have performed the implementation services without the Company and there are currently no third-parties who offer these implementation services. Accordingly, the Company’s service deliverables are accounted for as a single unit of accounting. Revenue arrangements are recognized using the final deliverable model and therefore subscription revenue is recognized over the period beginning with the commencement of the last service delivered and over the remaining term of the subscription contract and revenue from setup fees is recognized on a straight-line basis over the estimated customer life, commencing with the start of recognition of the related subscription revenue. As of December 31, 2013 and 2012, the estimated customer life was four years, based on customer contract experience to date and management’s estimate of future customer termination activity.
Deferred revenue
Deferred revenue primarily consists of billings or payments received in advance of revenue recognition from the Company’s subscription services agreement, and is recognized as the revenue recognition criteria are met. The Company generally invoices its customers in annual, semi-annual or quarterly installments. Accordingly, the deferred revenue balance may not represent the total contract value of annual or multi-year, non-cancelable subscription agreements. Any revenue that has been deferred and is expected to be recognized beyond one year is classified as long-term deferred revenue in the balance sheets.
Cost of revenue
Cost of revenue consists of the infrastructure costs related to operating our software platform, maintaining the Company’s service and providing customer support, including the employee costs and overhead costs associated with supporting these functions.

Income taxes
Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs.
Product development
The Company incurs product development expenses consisting of employee compensation, information technology, consulting, and facilities-related expenses. The Company incurs product development expenses primarily for improvements and enhancements to its software, development of new advertising products, and infrastructure costs such as facility and other overhead costs. Costs related to research, design and development of our products are expensed as incurred. When significant, software development costs are capitalized after establishment of technological feasibility and marketability until the product is available for general release to customers. Generally, our products are released soon after technological feasibility has been established. Costs subsequent to achieving technological feasibility were not material to our financial statements and all software development costs were expensed as incurred for the nine months ended September 30, 2014 and 2013, respectively.
Advertising expenses
Advertising is expensed as incurred as a component of sales and marketing expenses on the Company’s statements of income and comprehensive income. Advertising expense was approximately $502,431 and $617,711 for the nine months ended September 30, 2014 and 2013, respectively.
Research and Development
Research and development costs are charged to expense as incurred, and consist of personal costs and facility-related costs.
Comprehensive income
Comprehensive income is the same as net income for the nine months ended September 30, 2014 and 2013.
Note 2 - Property and equipment, net
Property and equipment consisted of the following as of:

	As of September 30,	As of December 31,
	2014	2013

Computers software and equipment	$47,042	$320,513
Furniture and fixtures	30,692	26,459
Leasehold improvements	116,840	116,840
Property and equipment, gross	194,574	463,812
Accumulated depreciation and amortization	(98,822)	(206,656)
Property and equipment, net	$95,752	$257,156
Depreciation expense for the nine months ended September 30, 2014 and 2013 was $130,201 and $43,488, respectively.

Note 3 - Intangible assets
Intangible assets consisted entirely of internally developed capitalized software of the following as of:

		September 30, 2014
	Amortization period	Gross carrying amount	Accumulated amortization	Net carrying amount

Internally developed software	3 years	$1,795,714	$(1,742,244)	$53,470

		December 31, 2013
	Amortization period	Gross carrying amount	Accumulated amortization	Net carrying amount

Internally developed software	3 years	$1,795,714	$(1,583,579)	$212,135
Amortization expense for amortizing intangible assets was $158,665 and $286,988 for the nine months ended September 30, 2014 and 2013, respectively.
Based on the current amount of intangibles subject to amortization, the remaining balance will be amortized during the year ending December 31, 2014.
Note 4 - Debt
In May 2008, the Company entered into a loan agreement to borrow $1,500,000 (Loan #1). In connection with the loan, the Company granted warrants to the lender to purchase 60,000 shares of Series A convertible preferred stock at $1.00. The warrants are exercisable from the date of issuance and expire in 2018. Borrowings on the loan bear interest equal to the greater of (a) 1.75% above prime rate or (b) 6.75%. The loan is 42 months with interest-only payments for the first six months, followed by 36 months of principal and interest payments. The loan was paid in full and closed in 2012.
In June 2010, the Company entered into a loan agreement to borrow $3,000,000 (Loan #2). In connection with the loan, the Company granted warrants to the lender to purchase 73,230 shares of Series B convertible preferred stock at $1.229. The warrants are exercisable from the date of issuance and expire in 2017. Borrowings on the loan bear interest equal to the greater of (a) 2.75% above prime rate or (b) 6.75%. The loan is 42 months with interest-only payments for the first six months, followed by 36 months of principal and interest payments.
In May 2012 and as amended in December 2012, the Company entered into a loan agreement to borrow up to $2,000,000 (Loan #3). In connection with the loan, the Company granted warrants to the lender to purchase 32,107 shares of Series C convertible preferred stock at $2.814. The warrants are exercisable from the date of issuance and expire in 2019. Borrowings on the loan bear interest equal to 2.0% above the prime rate. The loan is 36 months with interest-only payments for the first six months, followed by 30 months of principal and interest payments. The Company only drew $1,000,000 of the available amount.
In February 2014, the Company entered into the Second Amendment to Second Amended and Restated Loan and Security Agreement to execute a term loan of $2,000,000 (Loan #4). Borrowings on the loan bear interest equal to 2.0% above the prime rate. The loan is 39 months with interest-only payments for the first three months, followed by 36 months of principal and interest payments.
Borrowings under each of the loan agreements are collateralized by substantially all of the Company’s assets, excluding intellectual property. Each of the loan agreements includes certain covenants, and failure to perform any of the specified covenants may constitute an event of default. As of September 30, 2014 and December 31, 2013, the Company was either in compliance or had received a waiver for non-compliance.

	Loan #1	Loan #2	Loan #3	Loan #4	Total

December 31, 2011 balance	$182,230	$2,542,371	$—	$—	$2,724,601
Loan draws	—	—	1,000,000	—	1,000,000
Principle payments	(182,230)	(965,286)	—	—	(1,147,516)
December 31, 2012 balance	$—	$1,577,085	$1,000,000	$—	$2,577,085
Loan draws	—	—	—	—	—
Principle payments	—	(1,033,349)	(400,000)	—	(1,433,349)
December 31, 2013 balance	$—	$543,736	$600,000	$—	$1,143,736
Loan draws	—	—	—	2,000,000	2,000,000
Principle payments	—	(543,736)	(400,000)	(333,333)	(1,277,069)
December 31, 2014 balance	$—	$—	$200,000	$1,666,667	$1,866,667
Loan draws	—	—	—	—	—
Principle payments	—	—	(200,000)	(666,667)	(866,667)
December 31, 2015 balance	$—	$—	$—	$1,000,000	$1,000,000
Loan draws	—	—	—	—	—
Principle payments	—	—	—	(666,667)	(666,667)
December 31, 2016 balance	$—	$—	$—	$333,333	$333,333
Loan draws	—	—	—	—	—
Principle payments	—	—	—	(333,333)	(333,333)
December 31, 2017 balance	$—	$—	$—	$—	$—
Interest expense related to the aforementioned debt was $78,565 and $102,649 and for the nine months ended September 30, 2014 and 2013, respectively.
Note 5 - Commitments and contingencies
Leases
The Company leases office space and furniture under non-cancelable operating leases that expire on various dates through the year ending December 31, 2016. Remaining future minimum annual lease payments as of September 30, 2014, under these non-cancelable operating agreements are as follows:

Year ending December 31,

2014	$60,536
2015	48,348
2016	2,645
Total minimum payments	$111,529
Rent expense for the nine months ended September 30, 2014 and 2013 was $196,998 and $250,271, respectively.

The Company also rents rack and server space in third-party colocation facilities. Some of these arrangements are month-to-month while others may be non-cancellable for up to 36 months. As of September 30, 2014, the Company had remaining purchase commitments for future colocation facility rent under non-cancellable agreements as follows:

Year ending December 31,

2014	$197,062
2015	798,267
2016	720,342
2017	10,020
Total minimum payments	$1,725,691
Indemnifications
In the ordinary course of business, the Company may provide indemnifications of varying scope and terms to customers, vendors, lessors, business partners, and other parties with respect to certain matters, including, but not limited to, losses arising out of breach of such agreements, services to be provided by the Company, or from intellectual property infringement claims made by third parties. In addition, the Company has entered into indemnification agreements with directors and certain officers and employees that will require the Company, amount other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors, officers or employees.
The Company has not recorded any liability in connection with such indemnifications, as it believes that the maximum amount of future payments is not material and the likelihood of incurring such payments is remote.
Note 6 - Stock-based compensation plan awards
In 2008, the Company adopted a stock plan (the “Plan”) pursuant to which the Company’s board of directors may grant stock options or unvested shares to employees, consultants and advisors of the Company. As of September 30, 2014, the Company has granted stock options and restricted stock awards settleable in common shares. The Plan authorizes grants to purchase up to 4,997,080 shares of authorized but unissued Common Stock as of September 30, 2014.
Under the Plan, the board of directors determines various terms and conditions of awards, including option expiration dates, which can be no more than ten years from the date of grant, and the vesting term, which is generally over a four-year period. For stock option grants the exercise price is based on the fair market value of the Common Stock subject to the option grant at the date of grant.
The determination of the fair value of the stock-based award is affected by the deemed fair value of the underlying stock price on the grant date, as well as other assumptions including the risk-free interest rate, the estimated volatility of the Company’s stock price over the term of the award, the estimated period of time that the Company expects employees to hold their stock options and the expected dividend rate.
Stock-based compensation expense recognized in the statements of operations is based on awards ultimately expected to vest, and they have been reduced for estimated forfeitures. The forfeiture rates used for valuing stock-based compensation were estimated based on historical experience.
At September 30, 2014, there were 230,007 additional shares available for the Company to grant under the Plan. The fair value of each option award is estimated on the date of grant using the Black‑Scholes‑Merton option‑pricing model. The Company uses company-specific historical data to estimate the expected term of the option, such as employee option exercise and employee post‑vesting departure behavior. Separate groups of employees that have similar historical exercise behavior are considered separately for valuation purposes.
Since the Company’s shares are not publicly traded and its shares are rarely traded privately, expected volatility is estimated based on the average historical volatility of similar entities with publicly traded shares. The risk‑free rate for the expected term of the option is based on the U.S. Treasury yield curve at the date of grant.

Stock option activity during the periods indicated is as follows:

	Number of shares	Weighted- average exercise price	Weighted- average remaining contractual life (years)	Aggregate intrinsic value

Balance at December 31, 2013	4,231,204	$1.12	8.22	$927,104
Granted	1,736,923	$0.83		$11,850
Exercised	(30,563)	$0.45		$17,020
Canceled and forfeited	(1,160,491)	$1.33		$4,244
Balance at September 30, 2014	4,777,073	$0.97	8.02	$436,038
Vested and exercisable as of September 30, 2014	1,825,097	$0.84	6.12	$434,123
Vested and exercisable as of September 30, 2014 and expected to vest thereafter	4,380,643	$0.97	7.91	$436,019
At September 30, 2014, there was $1,431,593 of total unrecognized compensation cost related to unvested stock options granted under the Plan. That cost is expected to be recognized over a weighted-average period of 2.77 years. The total fair value of shares vested during the nine months ended September, 2014 was $618,179.
Total stock compensation expense, which includes outright grants of stock, was as follows for the years ended September 30, 2014 and 2013, respectively.

	As of September 30,
	2014	2013
Cost of revenue	$21,002	$32,767
Research and development	80,483	63,012
Sales and marketing	170,476	110,757
General and administrative	251,157	190,246
Total	$523,118	$396,782
The Company currently uses authorized and unissued shares to satisfy share award exercises. In addition to employee stock grants, the Company has also issued stock grants to non-employees in the past and may do so in the future.
Note 7 - Employee benefit plan
The Company has a “401(k) Plan” defined contribution retirement plan under Internal Revenue Code Section 401(k). The “401(k) Plan” covers substantially all U.S. employees. Eligible employees are allowed to contribute up to the allowable IRS limit. The Company has not made any contributions to the “401(k) Plan” as of September 30, 2014.
Note 8 - Subsequent Events
On November 3, 2014, Cornerstone OnDemand, Inc., a Delaware Corporation, completed the acquisition of the Company, pursuant to a merger whereby the Company became a wholly owned subsidiary of Cornerstone OnDemand, Inc.